Exhibit 99.1

For immediate release	For More Information:
James R. Gordon, EVP & Chief Financial Officer
325.627.7155

FIRST FINANCIAL BANKSHARES ANNOUNCES FIRST QUARTER 2021 EARNINGS

ABILENE, Texas, April 22, 2021 - First Financial Bankshares, Inc. (NASDAQ: FFIN) today reported earnings for the first quarter of 2021 of $56.92 million, up $19.69 million or 52.87 percent, when compared with earnings of $37.23 million in the same quarter a year ago. Diluted earnings per share were $0.40 for the first quarter of 2021 compared with $0.26 in the same quarter a year ago.

“We are extremely pleased that last year we did not look at the pandemic as a hurdle to performance, but we looked at it as an opportunity to be here and serve our customers. This created a great deal of momentum which maximized earnings last year and has rolled right into the first quarter this year. During the quarter, the Company had an organic asset growth of $1.20 billion driven by loan growth of $103.38 million, net of PPP and held-for-sale loans, and deposit growth of $737.63 million while overall asset quality continued to improve. We remain very focused on serving our customers and capitalizing on our growth over the last year,” said F. Scott Dueser, Chairman, President and CEO of First Financial Bankshares, Inc.

Net interest income for the first quarter of 2021 was $88.82 million, up $7.92 million from $80.90 million for the first quarter of 2020. The net interest margin, on a taxable equivalent basis, was 3.55 percent for the first quarter of 2021 compared to 3.75 percent in the fourth quarter of 2020 and 3.91 percent in the first quarter of 2020. Net interest income was positively impacted by a $2.05 billion increase in average-earning assets to $10.56 billion for the first quarter of 2021 when compared to the same period a year ago. The net interest margin was negatively impacted by the overall level of excess liquidity which totaled $1.08 billion at March 31, 2021 pending investment.

For the first quarter of 2021, interest income included Payroll Protection Program (“PPP”) loan fees of $6.25 million compared to $5.67 million for the fourth quarter of 2020. The remainder of the PPP loan deferred fees totaled approximately $16 million at March 31, 2021, including approximately $11 million for 2021 originations, and continue to be amortized over the shorter of the repayment period or the contractual life of 24 to 60 months. Additional information related to the Company’s PPP loan balances are included in the following table:

	PPP Loans Originated		PPP Loans Outstanding at March 31, 2021*
	Number Of Loans	Dollars Of Loans	Number Of Loans	Dollars Of Loans
PPP Round 1	6,530	$703,450,000	2,759	$315,879,000
PPP Round 2	2,016	216,683,000	1,990	215,931,000

PPP Total	8,546	$920,133,000	4,749	$531,810,000

*	PPP loan balances accounted for $499.35 million in average balances for the period.

At March 31, 2021, the Company recorded a negative provision for credit losses during the first quarter of 2021 of $2.00 million. The Company’s provision for credit losses in the first quarter of 2021 reflected the continued improvement in the economic outlook for our markets across Texas and overall improvements in asset quality.

During the first quarter of 2021, net charge-offs totaled $131 thousand compared to $1.91 million in the first quarter of 2020. At March 31, 2021, the allowance for credit losses totaled $62.97 million, or 1.18 percent of loans held-for-investment (“loans” hereafter), or 1.31 percent of loans excluding PPP loans, compared to $60.44 million at March 31, 2020, or 1.30 percent of loans. Additionally, the reserve for unfunded commitments totaled $6.92 million at March 31, 2021. Nonperforming assets as a percentage of loans and foreclosed assets totaled 0.75 percent at March 31, 2021, compared with 0.87 percent at March 31, 2020. Classified loans totaled $190.42 million at March 31, 2021, compared to $190.35 million at March 31, 2020.

Noninterest income in the first quarter of 2021 rose to $34.87 million from $28.73 million for the first quarter of 2020, as a result of the following:

•

Trust fees increased to $8.30 million in the first quarter of 2021 from $7.44 million in the first quarter of 2020. The fair value of trust assets managed increased to $7.54 billion, up 22.55 percent at March 31, 2021 from $6.15 billion at March 31, 2020.

•	Service charges on deposits were $4.79 million in the first quarter of 2021 compared with $5.92 million in the first quarter of 2020.

•

ATM, interchange and credit card fees increased to $8.68 million in the first quarter of 2021 from $7.40 million in the first quarter of 2020, driven by continued growth in the number of debit cards issued and overall customer utilization.

•	Mortgage income increased to $9.89 million compared with $3.85 million in the first quarter of 2020 due to a significant increase in the volume of loans originated.

•	Gains on sales of securities and other assets total $1.01 million compared to $2.18 million in the first quarter of 2020.

Noninterest expense for the first quarter of 2021 totaled $57.72 million compared to $55.32 million in the first quarter of 2020, as a result of the following:

•

Salary, commissions and employee benefit costs totaled $34.93 million for the first quarter of 2021, compared to $29.64 million in the first quarter of 2020.    The increase over the prior year was primarily driven by annual merit-based pay increases, higher mortgage related commissions and increases to incentive compensation based on operating results.

•	Noninterest expense in the first quarter of 2020 included merger related costs totaling $3.81 million.

The Company’s efficiency ratio was 45.36 percent for the first quarter of 2021 compared to 49.63 percent for the first quarter of 2020.

As of March 31, 2021, consolidated assets for the Company totaled $12.10 billion compared to $9.70 billion at March 31, 2020. Loans totaled $5.32 billion at March 31, 2021, compared with loans of $4.64 billion at March 31, 2020. During the first quarter of 2021, loans, excluding PPP loans, grew $103.38 million or 8.94 percent annualized, from December 31, 2020 balances. Deposits totaled $9.41 billion at March 31, 2021, compared to $7.21 billion at March 31, 2020, driven by organic growth. Shareholders’ equity rose to $1.67 billion as of March 31, 2021, compared to $1.53 billion at March 31, 2020.

About First Financial Bankshares, Inc.

Headquartered in Abilene, Texas, First Financial Bankshares, Inc. is a financial holding company that through its subsidiary, First Financial Bank, N.A., operates multiple banking regions with 78 locations in Texas, including Abilene, Acton, Albany, Aledo, Alvarado, Beaumont, Boyd, Bridgeport, Brock, Bryan, Burleson, College Station, Cisco, Cleburne, Clyde, Conroe, Cut and Shoot, Decatur, Eastland, El Campo, Fort Worth, Fulshear, Glen Rose, Granbury, Grapevine, Hereford, Huntsville, Keller, Kingwood, Magnolia, Mauriceville, Merkel, Midlothian, Mineral Wells, Montgomery, Moran, New Waverly, Newton, Odessa, Orange, Palacios, Port Arthur, Ranger, Rising Star, Roby, San Angelo, Southlake, Stephenville, Sweetwater, Tomball, Trent, Trophy Club, Vidor, Waxahachie, Weatherford, Willis, and Willow Park. The Company also operates First Financial Trust & Asset Management Company, N.A., with ten locations and First Technology Services, Inc., a technology operating company.

The Company is listed on The NASDAQ Global Select Market under the trading symbol FFIN. For more information about First Financial, please visit our website at http://www.ffin.com.

####

Certain statements contained herein may be considered “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. These statements are based upon the belief of the Company’s management, as well as assumptions made beyond information currently available to the Company’s management, and may be, but not necessarily are, identified by such words as “expect”, “plan”, “anticipate”, “target”, “forecast” and “goal”. Because such “forward-looking statements” are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from the Company’s expectations include competition from other financial institutions and financial holding companies; the effects of and changes in trade, monetary and fiscal policies and laws, including interest rate policies of the Federal Reserve Board; economic impact of oil and gas prices and the pandemic, changes in the demand for loans; fluctuations in value of collateral and loan reserves; inflation, interest rate, market and monetary fluctuations; changes in consumer spending, borrowing and savings habits; and acquisitions and integration of acquired businesses, and similar variables.    Other key risks are described in the Company’s reports filed with the Securities and Exchange Commission, which may be obtained under “Investor Relations-Documents and Filings” on the Company’s Website or by writing or calling the Company at 325.627.7155. Except as otherwise stated in this news announcement, the Company does not undertake any obligation to update publicly or revise any forward-looking statements because of new information, future events or otherwise.

FIRST FINANCIAL BANKSHARES, INC.

CONSOLIDATED FINANCIAL SUMMARY (UNAUDITED)

(In thousands, except share and per share data)

	As of
	2021	2020
ASSETS	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
Cash and due from banks	$190,350	$211,113	$175,088	$188,373	$191,486
Interest-bearing deposits in banks	893,221	517,971	58,933	196,426	76,378
Investment securities	5,109,631	4,393,029	4,431,280	4,118,863	4,107,069
Loans, held-for-investment	5,322,562	5,171,033	5,293,679	5,253,067	4,639,389
Allowance for loan losses	(62,974)	(66,534)	(76,038)	(68,947)	(60,440)

Net loans, held-for-investment	5,259,588	5,104,499	5,217,641	5,184,120	4,578,949
Loans, held-for-sale	65,405	83,969	101,055	66,370	42,034
Premises and equipment, net	142,415	142,269	141,002	138,933	139,554
Goodwill	313,481	313,481	313,481	313,481	312,842
Other intangible assets	4,499	4,911	5,394	5,884	6,392
Other assets	124,297	133,258	123,778	127,367	246,387

Total assets	$12,102,887	$10,904,500	$10,567,652	$10,339,817	$9,701,091

LIABILITIES AND SHAREHOLDERS’ EQUITY
Noninterest-bearing deposits	$3,350,145	$2,982,697	$2,950,407	$2,941,679	$2,288,597
Interest-bearing deposits	6,063,302	5,693,120	5,344,481	5,215,963	4,921,869

Total deposits	9,413,447	8,675,817	8,294,888	8,157,642	7,210,466
Borrowings	548,604	430,093	503,163	449,224	857,871
Other liabilities	475,408	120,400	150,100	150,502	106,392
Shareholders’ equity	1,665,428	1,678,190	1,619,501	1,582,449	1,526,362

Total liabilities and shareholders’ equity	$12,102,887	$10,904,500	$10,567,652	$10,339,817	$9,701,091

	Quarter Ended
	2021	2020
INCOME STATEMENTS	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
Interest income	$90,610	$92,457	$91,373	$92,197	$88,100
Interest expense	1,786	1,920	2,163	2,962	7,198

Net interest income	88,824	90,537	89,210	89,235	80,902
Provision for credit losses	(1,997)	(8,033)	9,000	8,700	9,850

Net interest income after provisions for credit losses	90,821	98,570	80,210	80,535	71,052
Noninterest income	34,874	35,709	38,575	36,919	28,732
Noninterest expense	57,723	63,705	55,593	53,321	55,318

Net income before income taxes	67,972	70,574	63,192	64,133	44,466
Income tax expense	11,054	12,099	10,335	10,663	7,234

Net income	$56,918	$58,475	$52,857	$53,470	$37,232

PER COMMON SHARE DATA
Net income - basic	$0.40	$0.41	$0.37	$0.38	$0.26
Net income - diluted	0.40	0.41	0.37	0.38	0.26
Cash dividends declared	0.13	0.13	0.13	0.13	0.12
Book value	11.70	11.80	11.40	11.14	10.73
Tangible book value	9.47	9.57	9.15	8.89	8.48
Market value	$46.73	$36.17	$27.91	$28.89	$26.84
Shares outstanding - end of period	142,285,611	142,161,834	142,121,595	142,035,396	142,314,930
Average outstanding shares - basic	142,146,275	142,057,705	141,980,707	141,973,522	142,118,864
Average outstanding shares - diluted	143,002,658	142,644,088	142,529,242	142,454,083	142,735,208

PERFORMANCE RATIOS
Return on average assets	2.05%	2.19%	2.01%	2.06%	1.63%
Return on average equity	13.83	14.27	13.14	14.00	10.11
Return on average tangible equity	17.09	17.74	16.41	17.67	12.89
Net interest margin (tax equivalent)	3.55	3.75	3.75	3.78	3.91
Efficiency ratio	45.36	49.15	42.45	41.32	49.63

FIRST FINANCIAL BANKSHARES, INC.

SELECTED FINANCIAL DATA (UNAUDITED)

(In thousands)

	Quarter Ended
	2021	2020
ALLOWANCE FOR LOAN LOSSES	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
Balance at beginning of period	$66,534	$76,038	$68,947	$60,440	$52,499
Loans charged off	(574)	(1,339)	(853)	(894)	(2,227)
Loan recoveries	443	778	444	701	318

Net recoveries (charge-offs)	(131)	(561)	(409)	(193)	(1,909)
Initial adoption of ASU 2016-13 (CECL) - recorded in retained earnings	—	(619)	—	—	—
Reclassification of credit marks on purchased credit deteriorated (PCD) loans	—	1,678	—	—	—
Provision for loan losses	(3,429)	(10,002)	7,500	8,700	9,850

Balance at end of period	$62,974	$66,534	$76,038	$68,947	$60,440

ALLOWANCE FOR UNFUNDED COMMITMENTS
Balance at beginning of period	$5,486	$2,309	$809	$809	$809
Initial adoption of ASU 2016-13 (CECL) - recorded in retained earnings	—	1,208	—	—	—
Provision for unfunded commitments	1,432	1,969	1,500	—	—

Balance at end of period	$6,918	$5,486	$2,309	$809	$809

Allowance for loan losses / period-end loans held-for-investment	1.18%	1.29%	1.44%	1.31%	1.30%
Allowance for loan losses / nonperforming loans	160.00	155.61	177.99	174.83	153.16
Net charge-offs / average total loans (annualized)	0.01	0.04	0.03	0.01	0.16

SUMMARY OF LOAN CLASSIFICATION
Special Mention	$61,866	$56,585	$66,033	$63,489	$87,099
Substandard	128,550	140,866	136,010	137,408	103,249
Doubtful	—	—	—	—	—

Total classified loans	$190,416	$197,451	$202,043	$200,897	$190,348

NONPERFORMING ASSETS
Nonaccrual loans	$39,333	$42,619	$42,673	$39,320	$39,226
Accruing troubled debt restructured loans	23	24	25	25	26
Accruing loans 90 days past due	2	113	23	92	209

Total nonperforming loans	39,358	42,756	42,721	39,437	39,461
Foreclosed assets	300	142	331	287	983

Total nonperforming assets	$39,658	$42,898	$43,052	$39,724	$40,444

As a % of loans held-for-investment and foreclosed assets	0.75%	0.83%	0.81%	0.76%	0.87%
As a % of end of period total assets	0.33	0.39	0.41	0.38	0.42

OIL AND GAS PORTFOLIO INFORMATION *
Oil and gas loans	$105,261	$106,237	$118,567	$128,143	$117,223
Oil and gas loans as a % of total loans held-for-investment	2.20%	2.27%	2.58%	2.82%	2.53%
Classified oil and gas loans	10,079	13,298	26,823	28,366	22,032
Nonaccrual oil and gas loans	4,759	4,774	6,800	3,702	3,477
Net charge-offs for oil and gas loans	40	24	—	195	606
* Excluding PPP loans

RETAIL/RESTAURANT/HOSPITALITY PORTFOLIO INFORMATION *
Retail loans	$282,310	$216,244	$229,386	$216,244	$217,380
Restaurant loans	51,772	48,618	39,523	46,418	25,570
Hotel loans	71,435	71,716	63,273	51,957	46,690
Other hospitality loans	24,014	21,970	26,041	23,230	8,470
Travel loans	664	780	801	908	937

Total Retail/Restaurant/Hospitality loans	$430,195	$359,328	$359,024	$338,757	$299,047

Retail/Restaurant/Hospitality loans as a % of total loans held-for-investment	8.98%	7.67%	7.82%	7.45%	6.45%
Classified Retail/Restaurant/Hospitality loans	$45,214	$31,192	$28,171	$15,837	$5,680
Nonaccrual Retail/Restaurant/Hospitality loans	6,575	5,975	5,689	5,752	867
Net Charge-offs for Retail/Restaurant/Hospitality loans	—	561	26	178	130
* Excluding PPP loans

CAPITAL RATIOS
Common equity Tier 1 capital ratio	20.32%	20.79%	20.56%	20.78%	19.55%
Tier 1 capital ratio	20.32	20.79	20.56	20.78	19.55
Total capital ratio	21.47	22.03	21.82	22.03	20.65
Tier 1 leverage ratio	11.55	11.86	11.65	11.25	12.49
Tangible common equity ratio	12.35	12.71	12.61	12.00	13.09
Equity/Assets ratio	13.76	15.39	15.33	15.30	15.73

	Quarter Ended
	2021	2020
NONINTEREST INCOME	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
Trust fees	$8,299	$7,672	$7,461	$6,961	$7,437
Service charges on deposits	4,793	5,330	5,009	4,318	5,915
ATM, interchange and credit card fees	8,677	8,376	8,644	8,049	7,400
Gain on sale and fees on mortgage loans	9,894	11,116	15,228	13,676	3,852
Net gain on sale of available-for-sale securities	808	23	36	1,512	2,062
Net gain on sale of foreclosed assets	55	87	19	52	1
Net gain (loss) on sale of assets	145	22	(2)	(24)	116
Interest on loan recoveries	382	235	202	154	265
Other noninterest income	1,821	2,848	1,978	2,221	1,684

Total noninterest income	$34,874	$35,709	$38,575	$36,919	$28,732

NONINTEREST EXPENSE
Salaries, commissions and employee benefits, excluding profit sharing	$32,636	$34,773	$32,104	$28,836	$28,670
Profit sharing expense	2,295	6,245	1,545	1,978	972
Net occupancy expense	3,147	3,067	3,193	3,101	3,027
Equipment expense	2,164	2,154	2,157	2,010	2,075
FDIC insurance premiums	701	663	587	463	45
ATM, interchange and credit card expenses	2,772	2,811	2,829	2,610	2,985
Legal, tax and professional fees	2,726	2,302	2,615	2,931	2,921
Audit fees	281	407	526	739	411
Printing, stationery and supplies	325	449	615	533	566
Amortization of intangible assets	412	483	490	508	509
Advertising and public relations	1,388	1,600	797	1,011	1,195
Operational and other losses	287	537	621	728	576
Software amortization and expense	2,619	2,563	2,265	2,010	2,024
Other noninterest expense	5,970	5,651	5,249	5,863	9,342

Total noninterest expense	$57,723	$63,705	$55,593	$53,321	$55,318

TAX EQUIVALENT YIELD ADJUSTMENT	$3,547	$3,355	$3,170	$2,902	$1,834

FIRST FINANCIAL BANKSHARES, INC.

SELECTED FINANCIAL DATA (UNAUDITED)

(In thousands)

	Three Months Ended Mar. 31, 2021			Three Months Ended Dec. 31, 2020
	Average Balance	Tax Equivalent Interest	Yield / Rate	Average Balance	Tax Equivalent Interest	Yield / Rate
Interest-earning assets:
Federal funds sold	$1,942	$3	0.58%	$—	$—	—%
Interest-bearing deposits in nonaffiliated banks	637,129	159	0.10	195,637	50	0.10
Taxable securities	2,251,419	10,264	1.82	2,086,419	10,708	2.05
Tax exempt securities	2,368,615	16,979	2.87	2,318,912	16,733	2.89
Loans	5,296,149	66,753	5.11	5,356,229	68,321	5.07

Total interest-earning assets	10,555,254	$94,158	3.62%	9,957,197	$95,812	3.83%
Noninterest-earning assets	700,550			674,229

Total assets	$11,255,804			$10,631,426

Interest-bearing liabilities:
Deposits	$5,916,237	$1,696	0.12%	$5,479,873	$1,826	0.13%
Borrowings	456,620	91	0.08	428,117	94	0.09

Total interest-bearing liabilities	6,372,857	$1,787	0.11%	5,907,990	$1,920	0.13%
Noninterest-bearing liabilities	3,214,237			3,093,637
Shareholders’ equity	1,668,710			1,629,799

Total liabilities and shareholders’ equity	$11,255,804			$10,631,426

Net interest income and margin (tax equivalent)		$92,371	3.55%		$93,892	3.75%

	Three Months Ended Sept. 30, 2020			Three Months Ended June 30, 2020
	Average Balance	Tax Equivalent Interest	Yield / Rate	Average Balance	Tax Equivalent Interest	Yield / Rate
Interest-earning assets:
Federal funds sold	$2,009	$3	0.51%	$840	$1	0.51%
Interest-bearing deposits in nonaffiliated banks	223,104	59	0.10	352,628	86	0.10
Taxable securities	2,187,547	12,063	2.21	2,399,364	14,030	2.34
Tax exempt securities	2,058,032	15,737	3.06	1,800,339	14,733	3.27
Loans	5,334,174	66,681	4.97	5,248,052	66,249	5.08

Total interest-earning assets	9,804,866	$94,543	3.84%	9,801,223	$95,099	3.90%
Noninterest-earning assets	671,374			663,595

Total assets	$10,476,240			$10,464,818

Interest-bearing liabilities:
Deposits	$5,270,600	$2,064	0.16%	$5,135,772	$2,550	0.20%
Borrowings	482,555	99	0.08	877,076	412	0.19

Total interest-bearing liabilities	5,753,155	$2,163	0.15%	6,012,848	$2,962	0.20%
Noninterest-bearing liabilities	3,122,995			2,915,461
Shareholders’ equity	1,600,090			1,536,509

Total liabilities and shareholders’ equity	$10,476,240			$10,464,818

Net interest income and margin (tax equivalent)		$92,380	3.75%		$92,137	3.78%

	Three Months Ended Mar. 31, 2020
	Average Balance	Tax Equivalent Interest	Yield / Rate
Interest-earning assets:
Federal funds sold	$2,712	$10	1.50%
Interest-bearing deposits in nonaffiliated banks	220,906	745	1.36
Taxable securities	2,263,329	14,655	2.59
Tax exempt securities	1,346,842	11,200	3.33
Loans	4,667,436	63,323	5.46

Total interest-earning assets	8,501,225	$89,933	4.25%
Noninterest-earning assets	692,432

Total assets	$9,193,657

Interest-bearing liabilities:
Deposits	$4,904,087	$6,680	0.55%
Borrowings	460,605	517	0.45

Total interest-bearing liabilities	5,364,692	$7,197	0.54%
Noninterest-bearing liabilities	2,348,485
Shareholders’ equity	1,480,480

Total liabilities and shareholders’ equity	$9,193,657

Net interest income and margin (tax equivalent)		$82,736	3.91%